Exhibit (8)(o)(iii)

                          JANUARY 31, 2001 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                      AMONG
              NEUBERGER BERMAN ADVISER MANAGEMENT TRUST, NEUBERGER
              BERMAN MANAGEMENT INC. AND CONSECO VARIABLE INSURANCE
                                  COMPANY, INC.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 30, 1997 Fund Participation Agreement, as amended, among Neuberger Berman Advisers Management Trust, Neuberger Berman Management Inc. and Conseco Variable Insurance Company as follows:

1. Appendix B thereto is hereby modified by adding one new segregated asset account of the Conseco Variable Insurance Company to that schedule, which shall read as follows:

                                   APPENDIX B

                                SEPARATE ACCOUNTS

-Conseco Variable Annuity Account C
-Conseco Variable Annuity Account E
-Conseco Variable Annuity Account F
-Conseco Variable Annuity Account G
-Conseco Variable Annuity Account H
-Conseco Variable Annuity Account I
-Conseco Variable Account L

2.   All other terms of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, ____________________________, 2001.


                                              NEUBERGER BERMAN ADVISERS
                                              MANAGEMENT TRUST

                                              By: /s/ Peter E. Goodman
                                                  ------------------------------
                                              Name: Peter E. Goodman
                                              Title: CEO

                                              NEUBERGER BERMAN MANAGEMENT
                                              INC.

                                              By: /s/ Peter E. Goodman
                                                  ------------------------------
                                              Name: Peter E. Goodman
                                              Title: President

                                              CONSECO VARIABLE INSURANCE
                                              COMPANY

                                              By: /s/ Lisa Nordhoff
                                                  ------------------------------
                                                  Lisa Nordhoff
                                                  Vice President


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